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                                                           EXHIBIT E


                        AGREEMENT OF JOINT FILING

   Pursuant to Rule 13-d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

   This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement.


Date:  December 11, 1997

                                Pacific USA Holdings Corp.

                                By:    /s/ Bill C. Bradley
                                    -----------------------------------
                                    Bill C. Bradley
                                    Chief Executive Officer

                                Pacific Electric Wire & Cable Co., Ltd.

                                By:  /s/ Tung Ching-yun
                                    -----------------------------------
                                    Tung Ching-yun
                                    Vice President

                                Consumer Finance Holdings, Inc.

                                By:  /s/ Bill C. Bradley
                                    -----------------------------------
                                    Bill C. Bradley
                                    Chief Executive Officer